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Subsidiaries of the Registrant as of February 14, 1995.

SunTrust Banks, Inc. (29 banks in total)
 100% Sun Banks, Inc.
       100% Sun Bank, N.A.
       100% Sun Bank and Trust Company
       100% Sun Bank/Gulf Coast
             100% Beneva Investments
             100% CFS Ventures
             100% Coast Financial Incorporated
       100% Sun Bank/Miami, N.A.
             100% Florida Aviation, Inc.
             100% Kasalta Miramar, Inc.
       100% Sun Bank/South Florida, N.A.
       100% Sun Bank of Tampa Bay
       100% Sun Bank of Volusia County
             100% Service of Volusia County, Inc.
       100% Sun Bank/Mid-Florida, N.A.
       100% Sun Bank/North Florida, N.A.
       100% Sun Bank/North Central Florida
       100% Sun Bank/Southwest Florida
       50%  Sun Bank/Tallahassee, N.A.
            100%  Ox Bottom Land Company
       100% Sun Bank/Treasure Coast, N.A.
       100% Sun Bank/West Florida
       100% Premium Assignment Corporation
  100% Trust Company of Georgia
       100% Trust Company Bank
             100% TCB Holdings, Inc.
             100% Trusco Capital Management, Inc.
       100% Trust Company Bank of South Georgia, N.A.
       100% Trust Company Bank of Northeast Georgia, N.A.
       100% Trust Company Bank of Augusta, N.A.
       100% Trust Company Bank of Southeast Georgia, N.A.
       100% Trust Company Bank of Columbus, N.A.
       100% Trust Company Bank of Middle Georgia, N.A.
       100% Trust Company Bank of Northwest Georgia, N.A.
       100% Trust Company of Georgia Bank of Savannah, N.A.
       100% Preferred Surety Holdings, Inc.
             100% Preferred Surety Corporation
 100% Third National Corporation
       100% Third National Bank in Nashville
             100% Third Lease Corporation
       100% American National Bank and Trust Company of Chattanooga 100% Hamilton Bank of Upper East Tennessee
       100% Third National Bank of East Tennessee
             100% Acquisition and Equity Corporation
       100% Third National Bank of South Central Tennessee
       100% Trust Company of Tennessee (inactive)
       100% The First National Bank of Florence
 100% SBF Agency, Inc.
 100% SunBank Capital Management, N.A.
 100% STI Trust & Investment Operations, Inc.
 100% SunTrust BankCard, N.A.
 100% SunTrust Capital Markets, Inc.


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 100% SunTrust Insurance Company
 100% SunTrust International Services, Inc.
 100% SunTrust Mortgage, Inc.
 100% SunTrust Properties, Inc.
 100% SunTrust Securities, Inc.
 100% SunTrust Service Corporation*

* SunTrust Service Corporation is 100% owned by certain subsidiary banks of SunTrust Banks, Inc. None of this nonbank subsidiary's stock is owned by SunTrust Banks, inc. (Parent Company).